Exhibit 99.1

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Consolidated Financial Report
September 30, 2010

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Independent Auditor’s Report

To the Board of Directors
Tri-Diamond Staffing, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Tri-Diamond Staffing, Inc. (Successor) as of December 31, 2009 and of Diamond Staffing, Inc. (Predecessor) as of December 31, 2008, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2009 (Successor period) and 2008 (Predecessor period).  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tri-Diamond Staffing, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the Successor period in conformity with accounting principles generally accepted in the United States of America.  Further, in our opinion, the aforementioned Predecessor consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diamond Staffing, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the Predecessor period in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2009, Tri-Diamond Staffing, Inc. acquired all of the outstanding stock of Diamond Staffing, Inc. in a business combination accounted for as an acquisition.  As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different basis than that for the period before the acquisition and, therefore, is not comparable.

Dallas, Texas
March 4, 2011

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Consolidated Balance Sheets

	December 31,		September 30,
	2008	2009	2010
ASSETS	(Predecessor)	(Successor)	(Successor)
			(Unaudited)
Current assets:
Restricted cash	$-	$66,263	$281
Restricted certificate of deposit	444,678	356,089	356,089
Accounts receivable (less allowance for doubtful accounts of
$0, $100,000 and $100,000, respectively )	3,940,039	7,241,990	9,424,141
Unbilled accounts receivable	373,570	1,219,645	4,081,691
Prepaid expenses	281,343	55,578	48,573
Advances to employee	26,000	-	-
Due from affiliates	-	6,019,894	13,419,769
Deferred income taxes	241,742	214,611	214,611
Total current assets	5,307,372	15,174,070	27,545,155

Related party receivable	278,335	-	-
Intangible assets, net	-	3,501,258	3,140,428
Goodwill	-	2,619,907	2,619,907

Total assets	$5,585,707	$21,295,235	$33,305,490

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Excess of outstanding checks over bank balance	$177,191	$394,011	$405,612
Advances on accounts receivable	3,175,754	5,899,541	7,322,947
Current portion of due to seller	-	1,056,184	499,870
Current portion of long-term debt	207,219	-	-
Accounts payable	390,301	1,069,861	555,295
Income tax payable	158,695	-	-
Income tax payable - parent company	-	574,847	1,273,234
Accrued salaries, wages and benefits	575,615	2,240,531	4,425,932
Worker’s compensation claims and expenses	1,120,107	-	-
Due to affiliates	-	6,864,355	16,300,720
Other current liabilities	11,639	146,257	639,501
Total current liabilities	5,816,521	18,245,587	31,423,111

Related party note payable	16,000	-	-
Due to seller, less current portion	-	2,225,244	-
Long-term debt, less current portion	382,867	-	-
Deferred income taxes	-	1,422,799	1,422,799
Total liabilities	6,215,388	21,893,630	32,845,910

Shareholders’ equity (deficit):
Common stock, no par value, 1,000,000, 1,500 and 1,500 shares authorized, 500,000, 100 and 100 shares issued, and
452,500, 100 and 100 shares outstanding, respectively	60	-	-
Retained earnings (accumulated deficit)	(344,741)	(598,395)	459,580
Treasury stock, 47,500, 0 and 0 shares at cost, respectively	(285,000)	-	-
Total shareholders’ equity (deficit)	(629,681)	(598,395)	459,580

Total liabilities and shareholders’ equity (deficit)	$5,585,707	$21,295,235	$33,305,490

See Notes to Consolidated Financial Statements.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Consolidated Statements of Operations

	Years Ended December 31,		Nine Months Ended September 30,
	2008	2009	2009	2010
	(Predecessor)	(Successor)	(Successor)	(Successor)
			(Unaudited)	(Unaudited)

Revenue	$53,879,540	$64,285,846	$44,059,394	$76,661,746

Cost of services	44,840,526	53,333,260	36,400,306	63,339,407

Gross profit	9,039,014	10,952,586	7,659,088	13,322,339

General and administrative expenses	8,427,665	11,376,026	7,789,175	11,094,819

Operating income (loss)	611,349	(423,440)	(130,087)	2,227,520

Other expense:
Interest expense	541,195	548,370	339,082	403,075
Other	7,526	-	-	-
Total other expense	548,721	548,370	339,082	403,075

Income (loss) before taxes	62,628	(971,810)	(469,169)	1,824,445

Income tax expense (benefit)	77,033	(373,415)	(171,185)	766,470

Net income (loss)	$(14,405)	$(598,395)	$(297,984)	$1,057,975

See Notes to Consolidated Financial Statements.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

			Retained			Total
			Earnings			Shareholders’
	Common Stock		(Accumulated	Treasury Stock		Equity
	Shares	Amount	Deficit)	Shares	Amount	(Deficit)

Predecessor:

Balance, December 31, 2007	500,000	$60	$(330,336)	-	$-	$(330,276)

Repurchase of common stock	-	-	-	47,500	(285,000)	(285,000)

Net loss	-	-	(14,405)	-	-	(14,405)

Balance, December 31, 2008	500,000	$60	$(344,741)	47,500	$(285,000)	$(629,681)

Successor:

Balance, January 1, 2009	-	$-	$-	-	$-	$-

Common stock issued	100	-	-	-	-	-

Net loss	-	-	(598,395)	-	-	(598,395)

Balance, December 31, 2009	100	-	(598,395)	-	-	(598,395)

Net income (unaudited)	-	-	1,057,975	-	-	1,057,975

Balance, September 30, 2010 (unaudited)	100	$-	$459,580	-	$-	$459,580

See Notes to Consolidated Financial Statements.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Consolidated Statements of Cash Flows

	Years Ended December 31,		Nine Months Ended September 30,
	2008	2009	2009	2010
	(Predecessor)	(Successor)	(Successor)	(Successor)
			(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(14,405)	$(598,395)	$(297,984)	$1,057,975
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	143,817	(948,262)	-	-
Amortization expenses	-	1,572,742	1,179,556	657,830
Amortization of discount on debt	-	213,498	160,123	83,084
Changes in operating assets and liabilities:
Accounts receivable	63,027	(7,241,990)	(5,128,875)	(2,141,566)
Unbilled accounts receivable	(130,550)	(1,219,645)	(1,691,333)	(2,862,046)
Prepaid expenses	61,455	(55,578)	(17,444)	7,005
Accounts payable	202,695	1,069,861	8,077	(514,566)
Income tax payable	(98,856)	-	-	-
Income tax payable - parent company	-	574,847	(180,277)	698,387
Accrued salaries, wages and benefits	336,392	2,240,531	4,070,504	2,185,401
Worker’s compensation claims and expenses	(151,901)	-	-	-
Other current liabilities	(2,166)	146,257	727,655	493,244
Net cash provided by (used in) operating activities	409,508	(4,246,134)	(1,169,998)	(335,252)

Cash flows from investing activities:
Advances to related party	(278,625)	-	-	-
Repayments from related party	290	-	-	-
Investment in restricted certificate of deposit	(19,178)	-	-	-
Net advances to affiliates	-	(6,019,894)	(4,788,661)	(10,342,035)
Advances to employee	(26,000)	-	-	-
Acquisition of Predecessor	-	(1,891,879)	(1,891,879)	-
Net cash used in investing activities	(323,513)	(7,911,773)	(6,680,540)	(10,342,035)

Cash flows from financing activities:
Net borrowing from affiliates	-	6,864,355	4,251,414	9,242,280
Net advances on receivables	11,239	5,899,541	4,207,406	1,423,406
Proceeds from long-term debt	795,409	-	-	-
Repayments on long-term debt	(314,173)	-	-	-
Payments to seller	-	(1,000,000)	(1,000,000)	-
Proceeds from related party note payable	16,200	-	-	-
Repayments on related party note payable	(194,340)	-	-	-
Changes in excess of outstanding checks over bank balance	(115,330)	394,011	391,718	11,601
Repurchase of common stock	(285,000)	-	-	-
Net cash provided by (used in) financing activities	(85,995)	12,157,907	7,850,538	10,677,287

Net change in cash	-	-	-	-
Cash, beginning of year	-	-	-	-
Cash, end of year	$-	$-	$-	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$32,072	$-	$-	$68,083
Interest	$564,396	$334,872	$144,646	$301,791

Noncash investing activity:
Acquisition of Predecessor/seller financing	$-	$3,200,000	$3,200,000	$-
Transfer of Due to Seller to affiliate	$-	$-	$-	$2,942,160
Acquisition of All-In 1 Staffing, Inc.	$-	$-	$-	$337,585

See Notes to Consolidated Financial Statements.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Tri-Diamond Staffing, Inc. (the “Company”) and its predecessor, Diamond Staffing, Inc. (“Diamond”) is a national provider of temporary staffing services, predominately in the areas of light industrial and administrative support.  Light industrial services include employee assignments in warehouses, production, manufacturing and distribution at client locations.  Administrative support consists of office and clerical assignments at many of the same client locations.  The Company is fully responsible for all payroll tax and insurance expense incurred as a result of these assignments.  Assignments are facilitated through 17 offices and 14 “on-site” client locations throughout the United States.

The Company was formed for the purpose of acquiring all of the outstanding common stock of Diamond.  This transaction (the “Acquisition”) was consummated on January 1, 2009, resulting in a change in control, and has been accounted for as a business combination.  As a result of the Acquisition, the financial information for the periods after the Acquisition is on a different cost basis than that for the period before the Acquisition.  The difference in cost basis affects the amounts at which certain assets and liabilities are carried in the balance sheets and the amounts of certain revenues and expenses that are recognized in the statements of operations, which as a result are not comparable.

The Company is referred to as the “Successor” for all periods subsequent to the Acquisition.  All references to “Predecessor” refer to Diamond for the period prior to the Acquisition, which operated under a different ownership and capital structure.

Organization

On January 1, 2009, the Company acquired all of the outstanding common stock of Diamond under a stock purchase agreement.  Diamond was acquired for the purpose of expanding the ultimate owner of the Company’s investments in staffing businesses throughout the United States.

The Acquisition was accounted for under the acquisition method, with consideration, assets acquired and liabilities assumed recognized at fair value.  Goodwill of $2,619,907 arising from the acquisition consists largely of the assembled workforce and other expected synergies, such as reduced worker’s compensation costs.  For income tax purposes, no goodwill is expected to be deductible.  In addition, the Company agreed to pay a percentage of 2009 gross profit to the seller.  Contingent consideration of $391,879 was recognized as of the acquisition date, all of which was paid to the seller in 2009.

The following table summarizes the consideration and the amounts of the assets acquired and liabilities assumed at the acquisition date:

Aggregate consideration paid:
Cash paid to and on behalf of seller	$1,500,000
Installment payments due to seller	4,200,000
Discount on installment payments due to seller	(554,422)
Contingent consideration	391,879

$5,537,457

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Recognized amounts of identifiable assets acquired and liabilities assumed:
Restricted certificate of deposit	$444,678
Indemnification asset	6,215,388
Trade name	263,000
Candidate list	488,000
Customer relationships	4,323,000
Due to seller	(444,678)
Deferred income tax liability	(2,156,450)
Obligations assumed by seller	(6,215,388)
Total identifiable net assets	2,917,550
Goodwill	2,619,907

$5,537,457

In accordance with the terms of the Acquisition, the seller received all of Diamond’s current assets and assumed all of Diamond’s liabilities in existence at the time of the closing of the Acquisition.  Additionally, the seller indemnified the Company with respect to any obligations incurred prior to closing.  For accounting purposes, the requirements for recognition of the transfer of the liabilities to the seller had not been met at the time of closing.  These liabilities are presented above as obligations assumed by seller.  A corresponding indemnification asset, representing the Company’s right to recoup any claims from the seller is also included among the assets acquired.  As of December 31, 2009 and September 30, 2010, all of the obligations had been paid by the seller with the exception of pre-acquisition worker’s compensation accruals totaling approximately $250,000 and $34,000, respectively.

Diamond holds a certificate of deposit, which was originally entered into prior to the Acquisition in connection with the above mentioned worker’s compensation accruals.  Although Diamond holds the certificate of deposit, the seller has rights to these funds and it is anticipated that upon the resolution of the worker’s compensation accruals, any remaining funds will be released to the seller.  As such, a corresponding obligation to the seller in an amount equal to the certificate of deposit is included among the obligations assumed.  Similarly, an amount equal to the certificate of deposit balance is included in due to seller in the consolidated balance sheets at December 31, 2009 and September 30, 2010.

A summary of the Company’s significant accounting policies follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Diamond.  All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Revenue Recognition

Revenues from temporary services provided are recognized when earned and are generally billed weekly or monthly.  Unbilled receivables represent services that have been performed but have not been billed as of period end.

Restricted Cash

Restricted cash represents cash received by the Company on behalf of the seller of Diamond subsequent to the date of the Acquisition.  Such amounts are expected to be paid to the seller and are included in due to seller at December 31, 2009 and September 30, 2010.

Restricted Certificate of Deposit

Certificates of deposit are carried at cost, which approximates market value.  Such balances are maintained in connection with the Predecessor’s insurance policies.

Accounts Receivable

Trade accounts receivable are recorded at invoiced amounts and do not bear interest.  Accounts receivable meeting certain eligibility criteria may be sold to a financial institution under a factoring agreement.  These transactions do not meet the requirement for derecognition.  The factored receivables are included in accounts receivable and the advances received by the Company are accounted for as secured borrowings (Note 4).

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience and management’s assessment of any specific customer collection issues.  Account balances are written off after all means of collection have been exhausted and the potential for recovery is considered remote.

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination.  Goodwill is tested annually for impairment on December 31 or more frequently if events and circumstances indicate that the asset might be impaired.  This determination is made at the reporting unit level and consists of two steps.  First, the Company determines the fair value of a reporting unit and compares it to its carrying amount.  Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.  No goodwill impairment was recorded during the year ended December 31, 2009 or the nine months ended September 30, 2010.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no impairment charges for the years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Workers’ Compensation Claims and Expenses

The Company is self-insured for certain losses relating to worker’s compensation claims.  The Company has stop-loss coverage to limit the exposure arising from these claims.  Self-insurance claims filed and claims incurred but not reported are accrued based upon management’s estimates of the discounted ultimate cost for uninsured claims incurred using actuarial assumptions followed in the insurance industry and historical experience.  Although management believes it has the ability to reasonably estimate losses related to claims, it is possible that actual results could differ from recorded self-insurance liabilities.

Advertising

The Company expenses advertising costs as incurred.  The Company incurred advertising expenses as follows:

Years Ended December 31,		Nine Months Ended September 30,
2008	2009	2009	2010
(Predecessor)	(Successor)	(Successor)	(Successor)
		(Unaudited)	(Unaudited)

$39,441	$16,618	$13,618	$31,163

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable.  To minimize risk, ongoing credit assessments of customers’ financial condition are performed, although collateral, to date, has not been required.

Accounts receivable from and sales to a major customer represent the following percentages of the Company’s accounts receivable and revenue:

	Accounts Receivable			Revenue
	December 31,		September 30,	Years Ended December 31,		Nine Months Ended September 30,
	2008	2009	2010	2008	2009	2009	2010
	(Predecessor)	(Successor)	(Successor)	(Predecessor)	(Successor)	(Successor)	(Successor)
			(Unaudited)			(Unaudited)	(Unaudited)

Customer A	16%	9%	3%	42%	31%	34%	19%

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Income Taxes

The Company is a member of a group that files consolidated federal and state tax returns. Accordingly, income taxes payable to (refundable from) the tax authorities are recognized on the financial statements of the parent company who is the taxpayer for income tax purposes. The members of the consolidated group allocate payment to any member of the group for the income tax reduction resulting from the member’s inclusion in the consolidated return, or the member makes payments to the parent company for its allocated share of the consolidated income tax liability. This allocation approximates the amounts that would be reported if the Company was separately filing its tax returns. The result of these allocations is reported on the accompanying balance sheets under the caption “Income tax payable - parent company”.

Income taxes are accounted for under the asset and liability method.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

As of January 1, 2009, the Company adopted ASC 740-10, Accounting for Uncertainty in Income Taxes.  This provision addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10, the tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities.  The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information.  The adoption of these provisions did not have any impact on the Company’s financial condition or results of operations.

The Company classifies interest and if applicable, penalties related to income tax liabilities as a component of income tax expense.  The Company files income tax returns in the U.S. federal jurisdiction and various states.  The Company and the Predecessor generally have open tax years from 2006 forward.

Subsequent Events

Management evaluates events or transactions that occur after the statement of financial position date for potential recognition or disclosure in the financial statements. Management evaluated subsequent events through March 4, 2011, in connection with the issuance of the financial statements for the year ended December 31, 2009 and the period ended September 30, 2010, which is the date the respective financial statements were available to be issued.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.  These reclassifications had no effect on reported net income (loss) or stockholders’ equity (deficit).

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Note 2.	Business Acquisition

On February 21, 2010, the Company acquired certain assets of All-In 1 Staffing, Inc. under an asset purchase agreement.  All-In 1 Staffing, Inc. was acquired for the purpose of expanding the Company’s operation in California.  The acquisition was accounted for under the acquisition method, with consideration and assets acquired at fair value.  There was no goodwill recorded in the acquisition.  The following table summarizes the consideration and the amounts of the assets acquired at the acquisition date:

Aggregate consideration paid:
Cash paid to and on behalf of seller	$127,000
Contingent consideration	210,585

$337,585

Recognized amounts of identifiable assets acquired:
Accounts receivable	$40,585
Customer relationships	297,000

Total identifiable assets	$337,585

During the nine months ended September 30, 2010, an affiliate of the Company made payments of $194,085 to All-In 1 Staffing resulting in $143,500 of accrued contingent consideration remaining which is recorded in current portion of due to seller on the consolidated balance sheet.  The payments that were made by the affiliates on behalf of the Company are included in due to affiliates.  There were no contingencies as of the date of the acquisition.

Note 3.	Intangible Assets

The following table provided the gross carrying value and accumulated amortization for intangible assets at December 31, 2009 and September 30, 2010:

		December 31,		September 30,
		2009		2010
	Weighted Avg	Gross		Gross
	Amortization	Carrying	Accumulated	Carrying	Accumulated
	Period (Years)	Amount	Amortization	Amount	Amortization
				(Unaudited)	(Unaudited)

Trade name	20	$263,000	$(13,150)	$263,000	$(23,013)
Candidate list	1	488,000	(488,000)	488,000	(488,000)
Customer relationships	10	4,323,000	(1,071,592)	4,620,000	(1,719,559)

Total	9.7	$5,074,000	$(1,572,742)	$5,371,000	$(2,230,572)

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Intangible assets are amortized on either a straight-line basis or using an accelerated method to reflect the economic useful life of the asset. Amortization expense of intangible assets is as follows:

Years Ended December 31,		Nine Months Ended September 30,
2008	2009	2009	2010
(Predecessor)	(Successor)	(Successor)	(Successor)
		(Unaudited)	(Unaudited)

$-	$1,572,742	$1,179,556	$657,830

As of September 30, 2010, the estimated future aggregate amortization expense for each of the next five years is as follows:

Year ended December 31:
2010 (3 months)	$220,927
2011	705,824
2012	539,404
2013	420,175
2014	327,224
Thereafter	926,874

$3,140,428

Note 4.	Advances on Accounts Receivable

The Predecessor was a party to a factoring agreement (the “Old Agreement”) pursuant to which a bank had agreed to purchase eligible accounts receivable up to a maximum outstanding amount of $4.8 million and under which the Predecessor pledged as collateral and granted a security interest in all assets of the Predecessor.  The bank purchased acceptable accounts receivable on a recourse basis at a discounted purchase price.  The discount fee was generally equal to 1.30% of the gross invoice amount (0.45% for a specific customer) and was paid at the time of purchase.  Upon the factoring of the receivables, the Predecessor received an initial payment equal to 90% of the net amount of the accounts receivable invoices.  The Predecessor received the remaining amount after the net amount of the invoices had been remitted to the bank.  The accounts receivable were purchased with recourse against the Predecessor and the Predecessor was responsible for paying the financial institution for any accounts receivable for which payment was not received within 90 days of the invoice date.  The Old Agreement was accounted for as a collateralized borrowing arrangement with outstanding advances on receivables of $3,175,754 at December 31, 2008.  The Old Agreement was terminated as a result of the Acquisition.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

In connection with the Acquisition, on January 1, 2009, the Company entered into an account purchase agreement (“Agreement”) under which a financial institution agreed to purchase accounts receivable from the Company.  The agreement does not specify a maximum outstanding amount.  Upon sale of receivables, the Company receives an Advance equal to 90% of the Account, as defined.  The accounts receivable are purchased with recourse against the Company and the Company is responsible for paying the financial institution for any accounts receivable for which payment is not received within 90 days of the invoice date.  The Company is charged a discount on the face amount of each Account purchased at the lesser of the Prime Rate plus 2.5% per annum (5.75% at September 30, 2010) or the lawful maximum.  The Agreement is collateralized by substantially all of the Company’s assets and is accounted for as a collateralized borrowing arrangement.  The Agreement remained in effect until March 31, 2009 and automatically renewed for a term of twenty-four months thereafter.  As of December 31, 2009 and September 30, 2010, the outstanding balance under the Agreement was $5,899,541 and $7,322,947, respectively.

Note 5.	Long-Term Debt

Note Payable

On August 12, 2008, the Predecessor entered into a note payable agreement with a bank.  The note was secured by all assets of the Predecessor.  Principal and interest were paid in monthly installments of $20,467 through August 2011.  The note bore interest at a fixed rate of 7.75%.  This debt was assumed by the seller as of January 1, 2009.

Seller Financing

In connection with the Acquisition, the Company agreed to make installment payments totaling $4,200,000 to the seller, who is also an officer of the Company.  The installments do not bear any interest and are unsecured.  The first installment of $1,000,000 was made in 2009.  Annual installments of $800,000 commenced on January 10, 2010 and continue until January 10, 2013.  At the date of the acquisition, the installments were recorded at fair market value of $3,645,578 resulting in a discount of $554,422 at the acquisition date.  The discount is being amortized as interest expense over the term of the installments resulting in an annual effective interest rate of 8.07%.  The future installments due of $3,200,000 are reflected in the consolidated balance sheet net of the unamortized balance of the discount of $340,924 and are included in due to seller at December 31, 2009.

Also included in due to seller at December 31, 2009 is $422,352 which relates to restricted cash and restricted certificate of deposit (See Note 1).

On June 30, 2010, the Company transferred the net balance of the seller installments of $2,942,160 to an affiliate and decreased due from affiliates in the consolidated balance sheet.

Also included in due to seller at September 30, 2010 is $356,370 which relates to restricted cash and a restricted certificate of deposit (See Note 1) and $143,500 of accrued contingent consideration related to the acquisition of All-In 1 Staffing, Inc (See Note 2).

Note 6.	Related Party Transactions

The related party receivable balance of $278,335 as of December 31, 2008 represents funds advanced to a shareholder of the Predecessor.  During the year ended December 31, 2008, $278,625 was loaned to the shareholder and $290 was repaid.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Tri-State Employment Services, Inc.

In connection with the Agreement, as described in Note 4, advances received on receivables transferred are paid directly from the financial institution to Tri-State Employment Services, Inc. (“Tri-State”), which is affiliated with the Company through common ownership.  Tri-State then provides cash to the Company to fund operations as needed.  As of December 31, 2009 and September 30, 2010, $5,070,899 and $12,430,790, respectively, due from Tri-State was included in due from affiliates on the accompanying consolidated balance sheets.  Additionally, the Company is a party to a cross-collateralization agreement.  Under this agreement, substantially all of the Company’s assets may be used by the financial institution as repayment for defaults of debt held by Tri-State and any affiliates.  The terms of credit facilities to which the Company’s assets are cross-collateralized range between one and two years and the Company was subject to a maximum exposure of $34,424,742 as of September 30, 2010.

TS Staffing Corp.

The Company is provided insurance coverage, including general liability, property and worker’s compensation insurance, through the parent company, TS Staffing Corp’s (“TS Staffing”) insurance policies.  As of December 31, 2009 and September 30, 2010, $1,067,725 and $3,148,372, respectively, due to TS Staffing was included in due to affiliates in the accompanying consolidated balance sheets.  Of those amounts, $740,859 and $1,484,628, respectively, was for worker’s compensation insurance premiums and reserves for claims to be paid on the Company’s behalf.

Carusso Staffing

Carusso Staffing, an affiliate through common ownership, processes payroll for the Company.  Amounts are reimbursed through payment of a management fee.  As of December 31, 2009 and September 30, 2010, amounts payable to Carusso Staffing of $4,606,915 and $8,314,848, respectively, were included in due to affiliates in the accompanying consolidated balance sheets.

Others

In addition, there are several companies which are affiliated with the Company through common ownership.  The Company occasionally transfers funds between its affiliates to cover cash shortages.  As of December 31, 2009 and September 30, 2010, amounts receivable from /(payable to) these companies were included in due from /(to) affiliates in the accompanying consolidated balance sheets:

	December 31, 2009		September 30, 2010
	Due from	Due to	Due from	Due to
			(Unaudited)	(Unaudited)

D&D Staffing, Corp.	$798,700	$-	$798,700	$-
Broadway PEO, Inc.	150,295	-	150,295	-
TSE-PEO, Inc.	-	(1,184,500)	-	(4,837,500)
Tri-Odyssey PEO, Inc.	-	(5,215)	39,984	-

	$948,995	$(1,189,715)	$988,979	$(4,837,500)

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Note 7.	Income Taxes

Income tax expense (benefit) consists of the following for the years ended December 31, 2009 and 2008:

	December 31,
	2008	2009
	(Predecessor)	(Successor)
Federal:
Current	$(70,440)	$455,626
Deferred	122,608	(758,610)

State:
Current	3,656	119,221
Deferred	21,209	(189,652)

	$77,033	$(373,415)

The actual income tax expense (benefit) differs from the amount computed based on the expected federal statutory income tax rate of 34% as a result of the following:

	December 31,
	2008	2009
	(Predecessor)	(Successor)

Expected income tax expense (benefit)	$21,294	$(330,415)
State income taxes, net of federal benefit	16,500	(46,485)
Permanent differences	36,400	27,431
Other	2,839	(23,946)

Income tax expense (benefit)	$77,033	$(373,415)

The permanent differences primarily consist of meals and entertainment and officers life insurance expenses.

For the nine months ended September 30, 2010, the actual income tax expense differs from the amount computed based on the expected federal statutory income tax rate of 34% primarily as a result of state income taxes and permanent differences. The permanent differences consist primarily of meals and entertainment expenses.

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Significant temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2009 and 2008 consist of:

	December 31,
	2008	2009
	(Predecessor)	(Successor)

Deferred tax assets:
Accrued liabilities	$231,804	$172,111
Accounts receivable	-	42,500
Discount of installments to seller	-	65,236
Other	9,938	-
	241,742	279,847
Deferred tax liabilities:
Intangible assets	-	(1,488,035)

Net deferred tax assets (liabilities)	$241,742	$(1,208,188)

Note 8.	Commitments and Contingencies

Operating Leases

The Company leases office space under various noncancelable operating leases that expire through 2015.  Several of these leases contain what are commonly termed “rent holiday” provisions in which the initial monthly payments of the lease term are reduced or eliminated.  The Company expenses on a straight-line basis the total of the lease payments and records a deferred rent liability.

As of September 30, 2010, the future minimum rental payments required under operating leases with minimum or remaining lease terms in excess of one year are as follows:

Year ended December 31:
2010 (3 months)	$55,002
2011	180,811
2012	163,288
2013	117,249
2014	47,964
Thereafter	3,597

$567,911

Tri-Diamond Staffing, Inc. (Successor) and Diamond Staffing, Inc. (Predecessor)

Notes to Consolidated Financial Statements

Total rent expense for office space operating leases is as follows:

Years Ended December 31,		Nine Months Ended September 30,
2008	2009	2009	2010
(Predecessor)	(Successor)	(Successor)	(Successor)
		(Unaudited)	(Unaudited)

$190,118	$282,303	$215,181	$244,637

Legal Proceedings and Claims

The Company is, from time to time, involved in certain legal proceedings and claims arising in the ordinary course of its business.  While the outcome of these actions cannot be predicted with certainty, management does not presently expect these matters to have a material adverse effect on the financial position or results of operations of the Company.

Note 9.	Subsequent Event

On January 31, 2011, the Company merged into a wholly-owned subsidiary of Corporate Resource Services, Inc., a majority owned subsidiary of Tri-State and affiliate of the Company through common ownership.